Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 25, 2021, between TechPrecision Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined below) contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1                Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” has the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” has the meaning ascribed to such term in Section 2.1(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company Counsel” means McGuireWoods LLP.

“Disqualification Events” has the meaning ascribed to such term in Section 3.1(o).

“Effectiveness Period” has the meaning ascribed to such term in Section 5.1(b).

“Environmental Laws” has the meaning ascribed to such term in Section 3.1(p).

“Event Date” has the meaning ascribed to such terms in Section 5.1(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” has the meaning ascribed to such term in Section 3.1(h).

“Investor Presentation” means the confidential investor presentation, dated as of July 2021, provided by the Company to the Purchasers.

“Investor Questionnaire” means the investor questionnaire attached hereto as Exhibit A.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Subscription Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Subscription Document.

“Material Permits” has the meaning ascribed to such term in Section 3.1(q).

“Permitted Securities Transaction” means a transfer of Shares by a Purchaser pursuant to (i) an effective and available registration statement filed under the Securities Act, (ii) Rule 144 if the transaction satisfies the requirements of such rule and such Purchaser represents to the Company that such Shares are being resold by such Purchaser either (x) prior to, (y) contemporaneously with, or (z) within ten Trading Days after, as applicable, such representation, or (iii) Rule 144 if the transaction satisfies the requirements of such rule without having to comply with the information requirements under Rule 144(c)(1).

“Per Share Purchase Price” equals $1.10, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but before the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Wellington Shields & Co LLC.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” has the meaning ascribed to such term in Section 5.1(a).

“Registration Statement” has the meaning ascribed to such term in Section 5.1(a).

“Required Approvals” has the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Solicitor” has the meaning ascribed to such term in Section 3.1(o).

“Subscription Amount” means, as to each Purchaser, the amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subscription Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Subsidiary” means Ranor, Inc., a Delaware corporation, Stadco New Acquisition, LLC, a Delaware limited liability company, and Wuxi Critical Mechanical Components, a limited company organized under the laws of the People’s Republic of China.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTCQB Market, the OTCQX Market, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 17 Battery Place, New York, NY 10004, and any successor transfer agent of the Company.

ARTICLE II

PURCHASE AND SALE

2.1         Closing.

(a)                The Closing of the purchase and sale of the Shares shall take place by electronic exchange of executed documents, or at a location as the parties shall mutually agree, on or about the date that the Company completes its proposed acquisition of the business of STADCO, as designated by the Company by written notice to the Purchasers (such date, the “Closing Date”).

(b)               On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell to the several Purchasers an aggregate of up to 4,000,000 Shares, and the Purchasers, severally and not jointly, agree to purchase from the Company the number of Shares set forth under their respective names on the signature pages hereto at a purchase price per Share of $1.10 per Share.

2.2         Deliveries.

(a)                On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser (and, with respect to Section 2.2(a)(ii), also to the Placement Agent) the following:

(i)            this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, substantially in a form reasonably acceptable to the Placement Agent and each Purchaser;

(iii)          a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issue in book-entry or certificated form the Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser; and

(iv)          its respective Shares as determined pursuant to Section 2.1(b).

(b)               On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered the following to the Company:

(i)            a completed Investor Questionnaire;

(ii)           this Agreement duly executed by such Purchaser; and

(iii)          such Purchaser’s Subscription Amount by wire transfer of immediately available funds pursuant to the instructions set forth on the signature page to this Agreement for the number of Shares set forth under such Purchaser’s name on the signature page to this Agreement.

2.3         Closing Conditions.

(a)               The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)          the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)               The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules attached hereto, the Company hereby makes the following representations and warranties to each Purchaser:

(a)               Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the SEC Reports. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.

(b)               Subsidiaries. The Subsidiaries are all of the direct and indirect subsidiaries of the Company. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(c)                Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Subscription Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Subscription Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Subscription Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)                No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Subscription Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)               Conduct of Business. Except as disclosed in the SEC Reports, since April 1, 2021, the Company and its Subsidiaries have conducted its business in the ordinary course materially consistent with past practice. Since April 1, 2021, there has not been any Material Adverse Effect with respect to the Company or any of its Subsidiaries nor has there occurred any event that is reasonably likely to result in a Material Adverse Effect with respect to the Company or any of its Subsidiaries.

(f)                Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Subscription Documents, other than: (i) the filings required pursuant to Section 4.3 of this Agreement and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(g)               Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Subscription Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(h)               Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the vesting and delivery of awards under the Company’s employee equity plans outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Subscription Documents. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as disclosed in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i)                SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof, but excluding reports required to be filed by Section 16 thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Investor Presentation, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)                Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission and (C) liabilities disclosed in a Current Report on Form 8-K or Quarterly Report on Form 10-Q, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or, except as disclosed in the SEC Reports, made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transaction described in the Investor Presentation, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed.

(k)                Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act.

(l)                Disclosure Controls. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(m)              Internal Controls. The Company has disclosed, based on the most recent evaluation by its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the Audit Committee of Board of Directors (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and Audit Committee of the Board of Directors any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. No material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from the Company’s employees regarding questionable accounting or auditing matters, have been received by the Company or, to the knowledge of the Company, the Company’s independent registered public accounting firm. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that are in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act.

(n)                Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a labor union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(o)                Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) to the Company’s knowledge, is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(p)                Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all material terms and conditions of any such permit, license or approval other than with respect to, in each case of clause (i), (ii) and (iii), the failure to so comply or receive permits, licenses or other approvals could not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)               Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(r)                Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use of such property by the Company and the Subsidiaries, as described in the SEC Reports, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance other than with respect to such non-compliance that could not be reasonably expected to have a Material Adverse Effect.

(s)               Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t)                Securities Registration. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(u)               Foreign Corrupt Practices; OFAC. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(v)               Accountants. The Company’s independent registered accounting firm is Marcum LLP. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) will express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending March 31, 2022.

(w)               Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(x)                Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person, other than the Placement Agent, with respect to the transactions contemplated by the Subscription Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Subscription Documents.

(y)                Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(z)                 Registration Rights. Except as set forth in the SEC Reports and Section 5.1 of this Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(aa)              No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(bb)             Information Provided. The Company confirms that, to its knowledge, with the exception of (i) the proposed sale of the Shares under this Agreement and the Subscription Documents relating thereto and (ii) the information concerning the potential acquisition of a business disclosed to the Purchasers in the Investor Presentation, neither the Company nor any other persons acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company further confirms that until public disclosure of the events described in clause (i) and (ii) above, the Purchasers will be restricted by the insider trading prohibitions under the Exchange Act from trading or “tipping” on the basis of such information.

3.2         Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)               Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. If such Purchaser is an individual, such Purchaser has legal capacity to, and if such Purchaser is an entity, such Purchaser has full right, corporate, partnership, limited liability company or similar power and authority to, enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his, her or its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company, investment management or similar action, as applicable, on the part of such Purchaser. Each Subscription Document to which he, she or it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                Investment Purpose. Each Purchaser is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Each Purchaser acknowledges that the Shares will be issued in book-entry or certificated form with a notation of restriction as set forth in Section 4.1. Each Purchaser understands that the offer and sale of the Shares has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Agreement. Each Purchaser understands that the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Accordingly, each Purchaser understands that under the Commission’s rules, unless and until such Purchaser’s resale of the Shares is registered under the Securities Act, such Purchaser may dispose of the Shares principally only in “private placements” that are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of such Purchaser. Consequently, each Purchaser understands that such Purchaser must bear the economic risks of the investment in the Shares for an indefinite period of time.

(c)               Experience of Such Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Such Purchaser has considered the suitability of the Shares as an investment in light of his, her or its own circumstances and financial condition and such Purchaser is able to bear the risks associated with an investment in the Shares and its authority to invest in the Shares.

(d)                Accredited Investor Status.  Each Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act and has delivered to the Company a completed Investor Questionnaire. Each Purchaser agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares. Each Purchaser acknowledges that he, she or it has completed the Investor Questionnaire contained in Exhibit A and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e)               Reliance on Exemptions.  Each Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Shares.

(f)                Information. Each Purchaser and its representatives, if any, have been furnished with, or provided access to, all materials relating to the business, finances and operations of the Company and other information each Purchaser deemed material to making an informed investment decision regarding its purchase of the Shares, which have been requested by each Purchaser.  Each Purchaser acknowledges that it has reviewed a copy of the Subscription Documents, the Investor Presentation and the SEC Reports. Each Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by any Purchaser or its advisors, if any, or its representatives, shall modify, amend or affect each Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3.1.  Each Purchaser understands that its investment in the Shares involves a high degree of risk.  Each Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(g)               General Solicitation.  No Purchaser is purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)               No Governmental Review. Each Purchaser understands that no United States federal or state governmental authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such governmental authorities passed upon or endorsed the merits of the offering of the Shares.

(i)                No Advice. Each Purchaser confirms that such Purchaser is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Shares. It is understood that information and explanations related to the terms and conditions of the Shares provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Shares. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Shares for purposes of determining the undersigned's authority to invest in the Shares.

(j)                Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, each Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company, the Placement Agent or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement, the Placement Agent or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer and Restrictive Legend.

(a)               The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)               The Purchasers agree to a restrictive notation on the Shares to be issued in book entry form as follows:

THESE SHARES HAVE BEEN ACQUIRED FROM THE ISSUER WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE RESTRICTED SHARES AS THAT TERM IS DEFINED UNDER RULE 144, PROMULGATED UNDER THE SECURITIES ACT. THESE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED, OR OTHERWISE DISPOSED OF IN ANY MANNER (I) UNLESS SUCH TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT, (II) UNLESS THE SHARES ARE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR (III) UNLESS THE SHARES ARE SOLD PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AS EVIDENCED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT THE TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SHARES UNDER THE SECURITIES ACT.

(c)               Certificates evidencing Shares shall not be required to contain the legend set forth in Section 4.1(b) or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (iii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act or (iv) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Purchaser delivers such legended certificate representing such Shares to the Company) following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be required above in this Section 4.1(c), as directed by such Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Shares may then be resold by such Purchaser pursuant to a Permitted Securities Transaction, credit the aggregate number of Shares to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program or such Shares may not then be resold by such Purchaser pursuant to a Permitted Securities Transaction, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate representing such Shares that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of such Purchaser’s or such Purchaser’s designee with DTC or such certificate is required to be delivered to such Purchaser pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such Shares are actually delivered without restrictive legend to such Purchaser or such Purchaser’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Shares or the removal of any legends with respect to any Shares in accordance herewith. Each Purchaser acknowledges and agrees that the Shares remain “restricted securities” as such term is defined in Rule 144 notwithstanding removal of the legend set forth above until such Shares are sold or transferred in a Permitted Securities Transaction. In the event the legend set forth above has been removed because the resale of the Shares has been registered under the Securities Act, each Purchaser agrees to only resell such Shares in compliance with this Section 4.1.

4.2         Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3         Securities Laws Disclosure; Publicity.

(a)               On the Trading Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K (the “Announcement Form 8-K”), including the Subscription Documents, with the Commission.

(b)                Within seventy-five (75) calendar days after the closing of the Company’s proposed acquisition of the business of STADCO, about which information is disclosed in the Investor Presentation, the Company shall file a Current Report on Form 8-K announcing the closing of the acquisition and filing all required financial statements of the acquired business (the “Acquisition Form 8-K”) with the Commission. From and after the date of filing of the Announcement Form 8-K and the Acquisition Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Documents.

4.4         Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for general corporate and working capital purposes, to complete the acquisition of STADCO, including the payment of certain funds in satisfaction of outstanding liabilities of STADCO, and to begin integrating the business of STADCO with the Company’s business.

4.5         Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.6         Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7         Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases, sales or effect any other transactions, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by the Subscription Documents are first publicly announced pursuant to the filing of the Announcement Form 8-K as described in Section 4.3. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the information disclosed in the Investor Presentation is publicly disclosed in the Acquisition Form 8-K as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Subscription Documents.

4.8         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.9         Lock-Up. Each Purchaser hereby agrees that, without the prior written consent of the Company, such Purchaser will not, during the period commencing on the date hereof and ending on the filing of the Acquisition Form 8-K with the Commission, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of shares of Lock-Up Securities, in cash or otherwise; or (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, each Purchaser may transfer Lock-Up Securities without the prior written consent of the Company in connection with (x) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (y) transfers of Lock-Up Securities to a charity or educational institution; (z) if the Purchaser, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing, any such transfer shall not involve a disposition for value and each transferee shall sign and deliver to the Company an agreement containing substantially the same lock-up terms as this Section 4.9.

ARTICLE V

REGISTRATION RIGHTS

5.1         Registration Procedures and Expenses; Liquidated Damages for Certain Events.

(a)               The Company shall prepare and file with the SEC, as promptly as reasonably practicable following the Closing, a registration statement on Form S-1 (or any successor to Form S-1), covering the resale of the Registrable Securities (the “Registration Statement”) and as soon as reasonably practicable thereafter, but in no event later than 180 days following the date hereof, cause the Commission to declare the Registration Statement effective and effect any related qualification or compliance with respect to all Registrable Securities held by the Purchasers. For purposes of this Agreement, “Registrable Securities” means the Shares and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares.

(b)               The Company shall, during the Effectiveness Period, use its reasonable best efforts to:

(i)            prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary or advisable to keep the Registration Statement current and effective for the resale of the Registrable Securities held by a Purchaser for a period ending on the earlier of (i) the date on which all Registrable Securities may be sold pursuant to Rule 144 during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c) or (ii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144 (collectively, the “Effectiveness Period”). The Company shall notify each Purchaser promptly upon the Registration Statement and each post-effective amendment thereto being declared effective by the Commission and advise each Purchaser that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii)           furnish to each Purchaser with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the Commission in conformance with the requirements of the Securities Act and other such documents as such Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Purchaser;

(iii)          if necessary, register or qualify the Registrable Securities under applicable state securities or “blue sky” laws and make any related filings;

(iv)         pay the expenses incurred by the Company and the Purchasers in complying with Article V, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchasers);

(v)          advise the Purchasers promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(vi)         notify the Purchasers and each distributor of Registrable Securities identified by a Purchaser of the occurrence of any event as a result of which the Prospectus included in the Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of a Purchaser, the Company shall use commercially reasonable efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vii)        with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Purchasers to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as such term is understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c) or (B) such date as all of the Registrable Securities shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.

The Company understands that the Purchasers disclaim being an underwriter, but acknowledges that a determination by the Commission that a Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder. The Company will not name any Purchaser as an underwriter in a Registration Statement or Prospectus with such Purchaser’s prior written consent.

(c)                 If (i) the Registration Statement is not declared effective by the date that is 180 days after the Closing Date, (ii) there occurs the issuance of by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or (iii) at any time during the period commencing from the six-month anniversary of the date hereof and ending at such time that all of the Registrable Securities may be resold during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c), the Company shall fail to satisfy the current public information requirement under Rule 144(c) (any of the foregoing being referred to as an “Event”, and for purposes of clauses (i) and (iii), the date on which such Event occurs, being the “Event Date”), then except during any period of time during which the Registrable Securities may be resold pursuant to Rule 144 without volume limitations, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to the product of 12.0% multiplied by the purchase price paid by such Purchaser with respect to the Registrable Securities affected by such Event and held by such Purchaser on such Event Date or monthly anniversary thereof. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

ARTICLE VI
MISCELLANEOUS

6.1          Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before September 30, 2021; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). Upon termination of this Agreement prior to Closing by any Purchaser under this Section 6.1, the Company shall return, without payment of interest, such Purchaser’s Subscription Amount to the extent paid by such Purchaser prior to the date of termination.

6.2          Fees and Expenses. Except as expressly set forth in the Subscription Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

6.3         Entire Agreement. The Subscription Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Subscription Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

6.5         Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers, or, in the case of a waiver, by the party against which enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with accordance with this Section 6.5 shall be binding upon each Purchaser, each subsequent holder of Shares and the Company.

6.6          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Subscription Documents that apply to the “Purchasers.”

6.8          No Third-Party Beneficiaries. The Placement Agent shall be a third party beneficiary of Section 2.2(a)(ii), the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 6.8.

6.9         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Subscription Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Subscription Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Boston, Massachusetts. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boston, Massachusetts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Subscription Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Subscription Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6.10       Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

6.11       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Subscription Documents, whenever any Purchaser exercises a right, election, demand or option under a Subscription Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.15      Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Subscription Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Subscription Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Subscription Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but before the Closing Date.

6.16       WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues. ACCORDINGLY, IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.17       Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Subscription Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Subscription Document. Nothing contained herein or in any other Subscription Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Subscription Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Subscription Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Subscription Documents. For reasons of administrative convenience only, a Purchaser and/or its respective counsel may have elected to communicate with the Company through the Placement Agent or its counsel. The Placement Agent’s counsel does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Subscription Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Subscription Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TechPrecision Corporation

By:

Alexander Shen, Chief Executive Officer

Address for Notice:
TechPrecision Corporation
1 Bella Drive
Westminster, Massachusetts 01473
Attention: Chief Executive Officer
Email address: shena@ranor.com

With a copy to (which shall not constitute notice):

McGuireWoods LLP
201 North Tryon Street, Suite 3000
Charlotte, North Carolina 28202
Attention: David S. Wolpa, Esq.
Email address: dwolpa@mcguirewoods.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Signature Page to TechPrecision Corporation Securities Purchase Agreement]

[PURCHASER SIGNATURE PAGES TO TECHPRECISION CORPORATION SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized
Signatory of Purchaser:

Name of Authorized
Signatory:

Title of Authorized
Signatory:

Email Address of Authorized
Signatory:

Address for Notice to
Purchaser:

Address for Delivery of Shares to Purchaser (if not same as address for notice)

Social Security Number or Taxpayer ID of Purchaser:

Subscription Amount:	$
Shares:

Wire Instructions - Domestic:

Receiving Bank:	Berkshire Bank
Receiving Bank Address:	386 Main Street, Worcester, MA 01608
Routing Number:	211871691
Beneficiary Name:	TechPrecision Corp.
Beneficiary Account:	7299073

EXHIBIT A

INVESTOR QUESTIONNAIRE

IN CONNECTION WITH TECHPRECISION’S PROPOSED SALE OF COMMON STOCK (THE “SHARES”), PLEASE INDICATE IF YOU QUALIFY AS AN “ACCREDITED INVESTOR” UNDER ONE OR MORE OF THE FOLLOWING (please check all that apply):

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase of the Shares, exceeds US$1,000,000. For purposes of calculating net worth under this, (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability.

☐	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and reasonably expects to reach the same income level in the current year.

☐	Any director or executive officer of TechPrecision Corporation. For purposes of this section, “executive officer” means the chief executive officer, chief financial officer, president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for Ranor, Inc.

☐	Any natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

☐	Any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act of 1933, as amended.

☐	Any bank, as defined in Section 3(a)(2) of the Securities Act of 1933, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act of 1933, whether acting in its individual or fiduciary capacity.

☐	Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940Any insurance company as defined in Section 2(a)(13) of the Securities Act of 1933.

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act.

☐	Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act.

☐	Any Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and either the decision to acquire the Shares has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, investment decisions are made solely by persons who are accredited investors.

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Any entity, of a type not listed above and not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000,

(ii)	that is not formed for the specific purpose of acquiring the Shares, and

(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements set forth above and whose prospective investment in the issuer is directed by such family office as set forth above.

☐	Any entity in which all of the equity owners are Accredited Investors, as described above. Type of entity: ___________________

Names of Equity Owners:

1.

2. ______________________

3. ______________________

4. ______________________

By signing below, the Investor confirms that the information in this Investor Questionnaire is true, correct and complete.

Name of Investor

By:
Signature

Title:
(if any)

Date:	___________________, 2021